Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-117649 of Euroweb International Corp. on Form S-3 of our report dated July 2, 2004 relating to the financial statements of Elender Business Communications Services Rt. as of December 31, 2003 and 2002 and for the years then ended, appearing in the Form 8-K/A of Euroweb International Corp. dated July 22, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



DELOITTE
Budapest, Hungary
September 3, 2004